UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14(a) 101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☒	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
NETEGRITY, INC.
(Name of Registrant as Specified In Its Charter)
COMPUTER ASSOCIATES INTERNATIONAL, INC.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by Computer Associates International, Inc.
Pursuant to Rule 14a-12
Under the Securities Exchange Act of 1934
Subject Company: Netegrity, Inc.
Commission File No.: 1-10139

On October 18, 2004, Computer Associates International, Inc. posted the following document on its website:

October 18, 2004

Dear CA and Netegrity Customers:

        Last week Computer Associates signed a definitive agreement to acquire Netegrity. We expect the capabilities of the combined organizations to enable us to offer the best of breed suite for identity and access management solutions to the market.

        A key motivator for this acquisition was the near-perfect alignment of product vision and strategy shared by both companies. CA and Netegrity deliver industry leading heterogeneous products that are platform, application and directory neutral and which include support for open standards.

        Upon completion of the merger, CA will continue to offer support for open standards enabling each customer to mix and match different vendor products into a comprehensive solution that meets its particular needs. Adherence to and exploitation of open standards will facilitate rapid integration of the CA and Netegrity product lines following completion of the acquisition.

        Our ability—and versatility—to provide a complete solution or to partner with other technologies from other vendors to offer a complete solution, clearly differentiate us from other vendors of all kinds, whether they be hardware, operating system, or application server vendors. After completion of the merger and with the benefit of Netegrity's technology, CA will be able to compete even more vigorously with those other vendors and that increased competition will benefit our customers.

        The acquisition is expected to close within 90 days, pending shareholder and government approval. Computer Associates will share detailed product integration plans and roadmap information as soon as reasonably practical after the necessary prerequisites for completion of the merger are obtained.

        While we await completion of the acquisition, Computer Associates would like to take this opportunity to provide some insights into our intentions with respect to the current Computer Associates and Netegrity product sets.

        CA will honor all contractual support and feature obligations arising from commitments made to customers from either CA or Netegrity. Netegrity's products are critical to web infrastructures to more than 800 customers and millions of end-users worldwide. CA recognizes this fact and will provide the support, training and resource commitments to continue and expand these deployments. We are committed to maintaining the support for Netegrity's products under CA ownership and we will continue to seek ways to enhance that support and keep our customers first in all we do.

        Integration of the Netegrity product set into the CA product set will be of immeasurable value because customers require a single solution set for managing identities and authorization across several disparate enforcement points—the web, web services, operating systems, applications and so forth. But CA also recognizes that providing Best of Breed solutions requires innovation. In order to enhance our competitiveness, innovation is required in areas such as Federation, Trust Management and Privacy. It is CA's intent to continue developing all of the Netegrity products—SiteMinder, TransactionMinder, IM-Web and IM-eProvision—continuing the innovation already started by Netegrity.

        After completion of the merger, SiteMinder is expected to become our lead Extranet Access Management solution with IM-Web providing Identity Administration for external sites. We also expect to further develop TransactionMinder and integrate it with the CA Web Services Management product, enabling us to offer an integrated security and management offering for web services.

        Both CA's and Netegrity's provisioning products will be aggressively developed, with the products of both companies being offered in parallel after completion of the merger. This strategy will benefit both CA and Netegrity customers, because we plan to deliver a superset of both products that combines and capitalizes on their respective strengths.

        This is an exciting time for all of us. We hope you will support CA and Netegrity during this transition. CA's acquisition of Netegrity is a reflection of our enhanced push into security management. We are dedicated to innovating in this area, taking Netegrity's products to the next level and growing our security business. Our end goal is to provide you integrated solutions for security management so you can focus on your business.

Russ Artzt
Executive Vice President
eTrust Security Solutions

Forward-Looking Statements

        Certain statements in the above letter may constitute "forward-looking statements." Actual results could differ materially from those projected or forecast in the forward-looking statements. The factors that could cause actual results to differ materially, many of which are beyond our control, include the following: the conditions to the completion of the merger may not be satisfied, or the regulatory approvals required for the merger may not be obtained on the terms expected or on the anticipated schedule; we might not able to achieve expected synergies and operating efficiencies in the merger within the expected time-frames or at all and to successfully integrate Netegrity's operations into our operations; we may not be able to meet expectations regarding the timing, completion and accounting and tax treatments of the merger; the integration may be more difficult, time-consuming or costly than currently expected; revenues following the merger may be lower than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the merger; we may not be able to retain certain key employees at Netegrity; we have entered into a deferred prosecution agreement with the United States Attorney's Office for the Eastern District of New York; we may be charged with criminal offenses if we violate this agreement; we may be subject to, among other things, substantial civil penalties and fines if we violate our agreement with the Securities Exchange Commission ("SEC"); there may be civil litigation arising out of the matters that are the subject of the Department of Justice and the SEC's investigations, including shareholder and derivative litigation; we may not be able to implement cost cuts as quickly or as fully as currently planned in connection with our recently announced restructuring or otherwise; we may encounter difficulties in successfully integrating acquired companies and products into our existing business; we are subject to intense competition, and we expect to face increased competition in the future which may result in decreased revenues if our customers elect to use our competitors' products; the recent loss and ongoing replacement of key personnel could be disruptive to our business and could adversely affect our financial condition and operating results; certain software is licensed from third parties which requires, among other things, the payments of royalties, which could affect the development and enhancement of our products; our products must remain compatible with, and our product development is dependent upon access to, changing operating environments; we have a significant amount of debt; our failure to generate enough cash to pay principal and interest on such debt could adversely affect our financial condition and operating results; our credit ratings have been downgraded and could be downgraded further, which could require us to pay additional interest under our financing agreements and affect our ability to obtain additional financing in the future; customers are still adapting to our Business Model, which could result in, among other things, their electing not to enter into long-term relationships with the Company; failure to protect our intellectual property rights would weaken our competitive position; we may become dependent upon large transactions; the failure to enter into such transactions could adversely affect our financial condition and operating results; the markets for some or all of our key product areas may not grow, which could adversely affect our financial condition and operating results; third parties could claim that our products infringe their intellectual property rights, resulting in costly and time consuming lawsuits; fluctuations in foreign currencies could result in transaction losses; acts of war and terrorism may adversely affect our business; the success of our international operations is subject to many factors beyond our control; and the other factors discussed in "Risk Factors" in the Computer Associates' Form 10-K for the most recently ended fiscal year and Computer Associate's other filings with the SEC, which are available at http://www.sec.gov. Computer Associates assumes no obligation to update the information in the letter, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional Information and Where to Find It

        This communication may be deemed to be solicitation material in respect of the proposed acquisition of Netegrity by Computer Associates. In connection with the proposed merger, Netegrity has filed a preliminary proxy statement with the SEC, and Computer Associates and Netegrity will each be filing other documents regarding the proposed transaction with the SEC. Before making any voting or investment decision, Netegrity's stockholders and investors are urged to read the preliminary proxy statement regarding the merger and the definitive proxy statement when it becomes available, as well as any other relevant documents carefully in their entirety because they will contain important information about the proposed transaction. The preliminary proxy statement on file with the SEC and the definitive proxy statement and other relevant material (when they become available), and any other documents filed by Computer Associates or Netegrity with the SEC will be available free of charge at the SEC's Web site, www.sec.gov. Stockholders in Netegrity will also be able to obtain the definitive proxy statement and other documents free of charge by directing their requests to Netegrity, Inc., 201 Jones Road, Waltham, Massachusetts 02451, Attention: Corporate Secretary, (781) 890-1700 or by contacting Georgeson Shareholder Communications Inc., Netegrity's proxy solicitor, toll-free at (888) 350-3512.

Participants in Solicitation

        Computer Associates and its directors and executive officers, and Netegrity and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Netegrity common stock in respect of the proposed transaction. Information about the directors and executive officers of Computer Associates is set forth in the proxy statement for Computer Associates' 2004 Annual Meeting of Stockholders, which was filed with the SEC on July 29, 2004. Information about the directors and executive officers of Netegrity is set forth in the proxy statement for Netegrity's 2004 Annual Meeting of Stockholders, which was filed with the SEC on March 31, 2004.    Additional information regarding the interests of potential participants is included in the preliminary proxy statement on file with the SEC and will be included in the definitive proxy statement and other relevant documents filed with the SEC when they become available.